UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2008
Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBIT
EX-23.1
EX-99.1
EX-99.2

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 14, 2008, Transcat, Inc. (“Transcat”) acquired Westcon, Inc. (“Westcon”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Westcon and its sole shareholder, David Goodhead.
Under the terms of the Merger Agreement, Transcat agreed to pay a working capital adjustment to the purchase price in an amount, if any, by which the closing date net working capital exceeded zero. The parties have determined that the closing date net working capital is $1.0 million, which amount will be paid by Transcat to David Goodhead in November 2008.
Transcat hereby amends its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2008, to update its report of the transaction and to include the financial statements and pro forma financial information required under Item 9.01of Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     Independent Auditors’ Report
     Statement of Operations for the Year Ended June 30, 2008
     Balance Sheet as of June 30, 3008
     Statement of Cash Flows for the Year Ended June 30, 2008
     Statement of Stockholders Equity for the Year Ended June 30, 2008
     Notes to Financial Statements
(b) Pro forma Financial Information.
     Unaudited Pro Forma Combined Balance Sheet as of June 28, 2008
     Unaudited Pro Forma Combined Statement of Operations for the Fiscal Year Ended March 29, 2008
     Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended June 28, 2008
     Notes to Unaudited Pro Forma Combined Financial Statements
(c) Exhibits.
     See Index to Exhibits.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Date: October 30, 2008	By:	/s/ John J. Zimmer
Vice President of Finance and Chief Financial Officer

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INDEX TO EXHIBIT

Exhibit No.	Description

23.1	Consent of Independent Auditors

99.1	Audited financial statements of Westcon, Inc. as of and for the year ended June 30, 2008

99.2	Unaudited pro forma combined financial information of the Registrant

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